Exhibit 99.1

Agency Contact:

Pam Lagano

Lagano & Associates, Inc.

727.480.3082

plagano@laganoassoc.com

For Immediate Release

Departure of Aerosonic Corporation’s Chief Executive Officer

CLEARWATER, FL – November 19, 2007 -- Aerosonic Corporation (AMEX: AIM) (the “Company”), a leading supplier of precision flight products for commercial, business and military aircraft, announced today that David A. Baldini, Chairman, President and Chief Executive Officer, has left the Company.

P. Mark Perkins, the Company's Executive Vice President and a member of the Board of Directors, has been appointed as the Company's interim President and Chief Executive Officer until Mr. Baldini’s successor is appointed. Mr. Perkins has been a member of the Board of Directors since 1997 and has over 18 years of experience in various segments of the aviation industry, most recently serving as Vice President of Marketing at Gulf Aerospace, Inc. Mr. Perkins joined the Company as Executive Vice President of Sales and Marketing in 1998.

Donald Russell, a member of the Board of Directors, said, "Dave, in his 14 plus years of service, has made invaluable contributions to the Company’s business and we will miss him. We appreciate Dave’s commitment to the Company, and we wish him the best in his future endeavors."

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of current stockholder litigation, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.